UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2026

Claros Mortgage Trust, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-40993	47-4074900
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Mack Real Estate Credit Strategies, L.P. 60 Columbus Circle, 20th Floor
New York, New York		10023
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 484-0050

(Former Name or Former Address, if Changed Since Last Report)

N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CMTG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Credit Agreement

On January 30, 2026 (the “Closing Date”), Claros Mortgage Trust, Inc., a Maryland corporation (“CMTG” or the “Company”), entered into a Term Loan Credit Agreement (the “Credit Agreement”), as borrower, with the lenders party thereto and HPS Investment Partners, LLC (“HPS”), acting not individually but in its capacities as administrative agent for the lenders and collateral agent for the secured parties. The lenders are investment funds and accounts managed by HPS. The following summary of the Credit Agreement is not complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. Capitalized terms used but not defined herein have the meanings given to them in the Credit Agreement.

The Credit Agreement provides for a term loan credit facility consisting of an initial term loan (the “Term Loan”) in an aggregate principal amount of $500.0 million. The Company used the proceeds of the Term Loan, together with cash on hand, to repay in full the Company’s existing secured term loan in the amount of approximately $556.2 million and to pay transaction fees and expenses. Under certain circumstances, the lenders may, in their discretion, make additional term loans to the Company.

The Company’s obligations under the Credit Agreement are guaranteed by certain subsidiaries of the Company and secured by liens on the assets and the equity of certain subsidiaries, in each case, subject to customary limitations and exceptions. The interest rate under the Credit Agreement is calculated at a per annum rate equal to the Term SOFR Rate plus 6.75% for Term Benchmark Loans, subject to a SOFR floor of 2.50%. The Term Loan has a maturity date of January 30, 2030. The outstanding amounts under the Credit Agreement may be prepaid at any time without premium or penalty, provided that upon the earlier of the maturity date and the repayment of the Term Loan in full, the Company will pay an exit fee equal to an amount necessary to meet a minimum multiple of invested capital (“MOIC”) on the Term Loan of 1.175x, and if the MOIC on the Term Loan exceeds 1.175x at such time, no exit fee will be payable.

The Credit Agreement contains customary representations and warranties, conditions to borrowing and events of default, the occurrence of which would entitle lenders to accelerate the amounts outstanding. The Credit Agreement also contains covenants that provide for certain restrictions with respect to, among other things, the ability of the Company and its subsidiaries to incur indebtedness, create liens, make investments, merge or consolidate, dispose of assets, make restricted payments, repurchase common stock, and enter into certain transactions with affiliates. Upon satisfaction of certain conditions, including the paydown of the principal amount of the Term Loan to $250.0 million or less, certain of such covenants may become less restrictive. The Credit Agreement also requires the Company to maintain certain financial covenants, including (A) a maximum total Debt to Equity Ratio of 3.50 to 1.00, (B) a minimum Tangible Net Worth of $1.0 billion plus seventy-five percent (75%) of the aggregate cash proceeds received from any equity issuances, capital contributions and/or subscriptions (net of any related costs) received by the Company after the Closing Date, and (C) a minimum Interest Coverage Ratio calculated on a trailing twelve month basis (i) that is waived from the fiscal quarter ended December 31, 2025 through the fiscal quarter ending June 30, 2027, (ii) of 1.10 to 1.00 for the fiscal quarters ending September 30, 2027 and December 31, 2027, (iii) of 1.20 to 1.00 for the fiscal quarters ending March 31, 2028 and June 30, 2028, and (iv) of 1.30 to 1.00 for the fiscal quarter ending September 30, 2028 and beyond.

The Credit Agreement provides the lenders the right to appoint two non-voting observers to the Company’s board of directors, each of whom must qualify as independent under the standards of the New York Stock Exchange and be reasonably satisfactory to the Company (the “Board Observers”). The lenders have not yet exercised their right to appoint the Board Observers.

The Credit Agreement provides additional governance rights upon the occurrence and continuance of a Material Event of Default, including the right to have the two Board Observers be automatically appointed to the Company’s board of directors (in such context, the “Designated Directors”) and to have such Designated Directors participate in a review of the Company’s external manager, Claros REIT Management LP (the “Manager”), and make a recommendation to the board of directors regarding whether or not to terminate the Manager. See “—Amendment to the Amended and Restated Management Agreement” below and the discussion of the Amended & Restated Bylaws of the Company contained in Item 5.03 below.

Amendments to Existing Facilities

Effective as of the Closing Date, the Company and CMTG JP Finance LLC, a wholly owned subsidiary of the Company, entered into that certain Amendment No. 8 to the Amended and Restated Master Repurchase Agreement and Amendment No. 4 to Guarantee Agreement with JPMorgan Chase Bank, National Association, that provides for, among other things, (i) a waiver of the minimum interest coverage ratio financial covenant through the fiscal quarter ending June 30, 2027, (ii) a minimum interest coverage ratio of 1.10 to 1.00 for the fiscal quarters ending September 30, 2027 and December 31, 2027, (iii) a minimum interest coverage ratio of 1.20 to 1.00 for the fiscal quarters ending March 31, 2028 and June 30, 2028, (iv) a minimum interest coverage ratio of 1.30 to 1.00 for the fiscal quarter ending September 30, 2028 and beyond (clauses (i) through (iv), collectively, the “ICR Covenant Modifications”), and (v) a minimum tangible net worth financial covenant of $1.0 billion plus seventy-five percent (75%) of the aggregate cash proceeds received from any equity issuances, capital contributions and/or subscriptions (net of any related costs) received by the Company after the Closing Date (the “TNW Covenant Modification”).

Effective as of the Closing Date, the Company and CMTG JNP Finance LLC, a wholly owned subsidiary of the Company, entered into that certain Amendment No. 2 to the Amended and Restated Master Repurchase Agreement with JPMorgan Chase Bank, National Association that provides for, among other things, the (i) ICR Covenant Modifications and (ii) TNW Covenant Modification.

Effective as of the Closing Date, the Company entered into that certain Amendment No. 6 to Guarantee Agreement in connection with that certain Master Participation and Administration Agreement by and among CMTG JPM Term Holdco LLC and CMTG JPM Term Funding LLC, wholly owned subsidiaries of the Company, and JPMorgan Chase Bank, National Association, that provides for, among other things, (i) the ICR Covenant Modifications and (ii) the TNW Covenant Modification.

Effective as of the Closing Date, the Company and CMTG MS Finance LLC, a wholly owned subsidiary of the Company, entered into that certain Fourteenth Amendment to the Master Repurchase and Securities Contract Agreement and Fifth Amendment to Guaranty with Morgan Stanley Bank, N.A. that provides for, among other things, (i) the ICR Covenant Modifications, (ii) a minimum tangible net worth financial covenant of $1.0 billion, and (iii) a decrease in the maximum facility amount from $750 million to $250 million.

Effective as of the Closing Date, the Company entered into that certain Amendment No. 5 to Guarantee Agreement in connection with that certain Master Repurchase and Securities Contract Agreement between CMTG WF Finance LLC, a wholly owned subsidiary of the Company, and Wells Fargo Bank, National Association that provides for, among other things, the (i) ICR Covenant Modifications and (ii) TNW Covenant Modification.

The foregoing descriptions of these amendments are only a summary of certain material provisions and are qualified in their entirety by references to copies of the amendments, which are filed herewith as Exhibits 10.4, 10.5, 10.6, 10.7 and 10.8 and by this reference incorporated herein.

Warrants

In accordance with, and as consideration for entering into, the Credit Agreement, on the Closing Date, the Company issued detachable warrants (the “Warrants”) to the lenders party thereto, as initial holders of the Warrants, to purchase, in the aggregate, up to 7,542,227 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), representing 5.00% of the Company’s fully diluted shares outstanding, at an exercise price of $4.00 per share, subject to customary adjustments, pursuant to a Warrant Agreement, dated as of January 30, 2026. The Warrants are exercisable, at the holders’ option at any time and from time to time, for ten years from issuance, subject to beneficial ownership and charter-based REIT ownership limits. The Warrants and the shares issuable upon exercise thereof were issued in a private placement exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company relied on this exemption from registration based in part on various representations, warranties and acknowledgments made by the initial holders. The Warrant exercise price of $4.00 per share represents an approximately 46% premium to the closing price per share of the Company’s common stock on the Closing Date. Payment of the exercise price will be made either by cash or on a cashless basis by withholding shares of Common Stock issuable upon exercise.

The foregoing summary of the Warrants is not complete and is qualified in its entirety by reference to the full text of the Warrant Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Registration Rights Agreement

The Company entered into a registration rights agreement with the initial holders of the Warrants listed on Schedule A thereto, dated as of January 30, 2026 (the “Registration Rights Agreement”), pursuant to which the Company agreed to file with the Securities and Exchange Commission, as soon as practicable but in no event later than 60 days after the Closing Date, a shelf registration statement on Form S-3 covering resales of the shares of Common Stock underlying the Warrants, to use commercially reasonable efforts to cause such shelf registration statement to be declared effective as soon as practicable thereafter and to keep it continuously effective until such shares cease to be Registrable Securities (as defined in the Registration Rights Agreement), subject to certain black-out periods. The Registration Rights Agreement also provides that the Company will bear registration expenses and includes certain indemnification provisions.

The foregoing summary of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment to the Amended and Restated Management Agreement

In accordance with the Credit Agreement, on the Closing Date, the Company entered into Amendment No. 1 (the “Amendment”) to the Amended and Restated Management Agreement (as amended, the “Management Agreement”), dated as of August 2, 2022, with the Manager. The Amendment is effective only until the “Termination Date” under the Credit Agreement and provides the Company a right to terminate the Management Agreement without cause upon the occurrence and continuance of a Material Event of Default if the Company’s Board of Directors (“Board”) decides in its sole discretion to terminate the Manager upon the recommendation of the Restructuring Committee (as defined below) in accordance with Section 5.16 of the Credit Agreement, without payment of any termination fee or penalty.

The foregoing summary of the Amendment is not complete and is qualified in its entirety by reference to the full text of such Amendment, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement

On January 30, 2026, the Company used a portion of the proceeds from borrowing the Term Loan, together with cash on hand, to repay in full its outstanding obligations under its existing Term Loan Credit Agreement, dated as of August 9, 2019, by and among the Borrower, JPMorgan Chase Bank, N.A., as administrative agent and the lenders party thereto, as amended from time to time (the “Prior Loan Agreement”). The Prior Loan Agreement bore interest at the greater of (i) SOFR plus a 0.10% credit spread adjustment, and (ii) 0.50%, plus a credit spread of 4.50%. The Prior Loan Agreement was scheduled to mature on August 9, 2026.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information required by Item 3.02 set forth in Item 1.01 of this Current Report on Form 8-K regarding the Warrants issued to the lenders party to the Credit Agreement is incorporated herein by reference. The Warrants and the shares of Common Stock issuable upon exercise of the Warrants were offered and sold in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering. Such shares of Common Stock are subject to the registration rights described in Item 1.01 above.

Item 5.03. Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

On January 30, 2026, the Board approved and adopted the Company’s Amended and Restated By-laws (the “Amended and Restated By-laws”), effective as of the Closing Date. The Amended and Restated By-laws amend and restate the Company’s by-laws to give effect to certain governance arrangements in connection with the Credit Agreement, including: (i) to provide that upon the occurrence and continuance of a Material Event of Default, the size of the Board will automatically increase by two and the then-serving Board Observers will automatically be elected as Designated Directors to fill the vacancies created by such increase; (ii) to provide that upon the occurrence and continuance of a Material Event of Default, a committee of the Board (the “Restructuring Committee”) shall automatically be formed and comprised of the two Designated Directors and one additional director chosen by a majority of the other directors then constituting the Board, and the Restructuring Committee shall make a recommendation to the Board as to whether or not the Company should terminate the Manager; and (iii) to provide that any amendment, alteration or repeal of the provisions of the Amended and Restated By-laws implementing the observer and related governance rights described above is subject to the consent of the administrative agent under the Credit Agreement for so long as there is any outstanding Indebtedness under the Credit Agreement. The foregoing summary of the Amended and Restated By-laws is not complete and is qualified in its entirety by reference to the full text of the Amended and Restated By-laws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On February 2, 2026, the Company issued a press release announcing certain of the transactions contemplated by the Credit Agreement. A copy of that press release is furnished as Exhibit 99.1 to this report. The press release has also been posted in the investor relations/presentations section of the Company’s website at www.clarosmortgage.com.

The information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

3.1*

Amended and Restated Bylaws of Claros Mortgage Trust, Inc., effective January 30, 2026.

4.1*+

Registration Rights Agreement, dated as of January 30, 2026, by and among Claros Mortgage Trust, Inc. and the investors named therein

10.1*+

Term Loan Credit Agreement, dated as of January 30, 2026, by and among Claros Mortgage Trust, Inc., as borrower, HPS Investment Partners, LLC, as administrative agent, and the lenders party thereto.

10.2*+

Warrant Agreement, dated as of January 30, 2026, by and among Claros Mortgage Trust, Inc. and the purchasers named therein.

10.3*

Amendment No. 1 to Amended and Restated Management Agreement, dated as of January 30, 2026, by and between Claros Mortgage Trust, Inc. and Claros REIT Management LP.

10.4*

Amendment No. 8 to Amended and Restated Master Repurchase Agreement and Amendment No. 4 to Guarantee Agreement, dated as of January 30, 2026, by and among Claros Mortgage Trust, Inc., CMTG JP Finance LLC, and JPMorgan Chase Bank, National Association

10.5*

Amendment No. 2 to the Amended and Restated Master Repurchase Agreement, dated as of January 30, 2026, by and among CMTG JNP Finance LLC, Claros Mortgage Trust, Inc., and JPMorgan Chase Bank, National Association

10.6*

Amendment No. 6 to Guarantee Agreement, dated as of January 30, 2026, by and between Claros Mortgage Trust, Inc. and JPMorgan Chase Bank, National Association

10.7*

Fourteenth Amendment to Master Repurchase and Securities Contract Agreement and Fifth Amendment to Guaranty, dated as of January 30, 2026, by and among Claros Mortgage Trust, Inc., CMTG MS Finance LLC, and Morgan Stanley Bank, N.A.

10.8*

Amendment No. 5 to Guarantee Agreement, dated as of January 30, 2026, by and between Claros Mortgage Trust, Inc. and Wells Fargo Bank, National Association

99.1

Press Release dated February 2, 2026.

104

Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Filed herewith

+

Portions of this exhibit (indicated by asterisks) have been omitted pursuant to Regulation S-K, Item 601(b)(10) or certain schedules and attachments to this exhibit have been omitted pursuant to Regulation S-K, Item 601(a)(5). Such omitted information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLAROS MORTGAGE TRUST, INC.

Date:	February 2, 2026	By:	/s/ J. Michael McGillis
J. Michael McGillis Chief Financial Officer, President and Director (Principal Financial and Accounting Officer)